EXHIBIT 10.14 (a)

1993 Crown American Realty Option Plan

Option Agreement

Date of Grant:

THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Crown American Properties, L.P. (the "Limited Partnership" and the "Employer") to (the "Optionee"), who is an employee of the Employer.

WHEREAS, the Employer together with the Crown American Realty Trust (the "REIT") (collectively referred to as the "Company") on August 12, 1993, adopted, with subsequent shareholder approval, the 1993 Crown American Realty Option Plan (the "Plan");

WHEREAS, the Plan provides for the granting of options by the Executive Compensation Committee of the Board of Trustees of the REIT (the "Committee") to employees of the Company to purchase units of limited partnership interests in the Limited Partnership, in accordance with the terms and provisions thereof; and

WHEREAS, the Committee considers the Optionee to be a person who is eligible for a grant of options under the Plan, and has determined that it would be in the best interest of the Company to grant the options documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Optionee, as of the Date of Grant, an option to purchase up to units of limited partnership interests in the Limited Partnership at a price of $ per unit, the fair market value. Such option is hereinafter referred to as the "Option" and the units purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

2. Vesting of Option.

Subject to such further limitations as are provided herein, the Option shall be fully exercisable as of the Date of Grant.

3. Termination of Option.

(a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five (5) years from the Date of Grant.

(b) Upon the occurrence of the Optionee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Optionee's employment"), the Option, to the extent not exercisable, shall terminate and become null and void immediately upon such termination of the Optionee's employment, except as hereinafter provided

(c) Upon a termination of the Optionee's employment by reason of normal retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of the Optionee's employment in the case of a disability (within the meaning of Section 22(e)(3) of the Code), (ii) in the case of the Optionee's death, the period occurring before the expiration of one year after the Optionee's death, and (iii) the three-month period following the date of any termination except in the case of disability as described in (i) above or death unless the optionee dies or becomes disabled within that three-month period. In no event, however, shall any such period extend beyond the Option Term.

(d) In the event of the death of the Optionee, the Option may be exercised by the Optionee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Optionee.

4. Exercise of Options.

(a) The Optionee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the REIT or his office on or before the date such portion of the Option becomes unexercisable under the Plan written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b) Full Payment (in U.S. dollars) by the Optionee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired units at their fair market value on the exercise date.

On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option shares then being purchased upon full payment for such units.

5. Adjustment Provisions.

In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of Units subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option.

6. Fair Market Value.

As used herein, the "fair market value" of a Unit shall be the average of the high and low sale prices per share of Stock of the REIT, on the applicable date of reference hereunder, or if there is no sale on such date, then the average of such high and low sale prices on the last previous day on which a sale is reported.

7. No Rights of Stockholders.

Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Option shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

8. Non-Transferability of Option.

During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

9. Employment Not Affected.

The granting of the Option nor its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Optionee, the right of the Employer to terminate at will the Optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Employer and acknowledged by the Optionee.

10. Amendment of Option.

The Option may be amended by the REIT Board of Trustees (the "Board") or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in any Federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

11. Notice.

Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at Johnstown, Pennsylvania, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

12. Incorporation of Plan by Reference.

The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13. Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania, except to the extent preempted by Federal law, which shall to the extent govern.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Option Agreement and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

CROWN AMERICAN PROPERTIES, L.P.

By: Crown American Realty Trust,
General Partner

By: /s/ Mark E. Pasquerilla

Title: Chairman, C.E.O. & President

ACCEPTED AND AGREED TO:

By:_________________________
Optionee

1993 CROWN AMERICAN REALTY OPTION PLAN

OPTION AGREEMENT

REVISED AUGUST 7, 2001